Exhibit 10.10

May 20, 2023

CONFIDENTIAL

Stanton Ross

Chairman and Chief Executive Officer

Digital Ally, Inc.

15612 College Blvd.,

Lenexa, KS, 66219

Dear Stan:

We are pleased that Digital Ally, Inc. (together with its parents, subsidiaries and affiliates, the “Company”) has decided to retain Maxim Group LLC (“Maxim”) to provide exclusive financial advisory and investment banking services to the Company as set forth herein. This letter agreement (“Agreement”) will confirm Maxim’s acceptance of such retention and set forth the terms of our engagement. The intention of this Agreement is to assist the Company with respect to the spin-out of a subsidiary and Transaction (defined hereinafter) that may occur contemporaneously with or subsequent to such spin-out; for the sake of clarity, references to “Company” herein shall be deemed to include subsidiaries that may be spun out in order to give appropriate effect to the intention of the parties.

1. Retention. The Company hereby retains Maxim as its financial advisor and investment banker to provide general financial advisory and investment banking services, and Maxim accepts such retention on the terms and conditions set forth in this Agreement. In connection with this Agreement, Maxim may provide certain or all of the following services (collectively referred to as the “Advisory Services”):

(a)	advise the Company on matters pertaining to obtaining a public listing on a U.S. securities exchange via a reverse merger or business combination with an existing publicly-listed company or special purpose acquisition company (“SPAC”) or entering into any other Transaction (as defined hereinafter);

(b)	represent the Company in discussions with a SPAC or other Transaction target, assisting with drafting of corporate presentation materials and other marketing materials, contacting targets, organizing meetings/calls, managing diligence process and assisting with negotiations and Transaction structuring;

(c)	advise the Company on potential financing alternatives, including facilitation and negotiation of any financial or structural aspects of such alternatives; and

(d)	provide such other financial advisory and investment banking services upon which the parties may mutually agree.

It is expressly understood and agreed that Maxim shall be required to perform only such tasks as may be necessary or desirable in connection with the rendering of its services hereunder and therefore may not perform all of the tasks enumerated above during the term of this Agreement. Moreover, it is further understood that Maxim need not perform each of the above-referenced tasks in order to receive the fees described in Section 3. It is further understood that Maxim’s tasks may not be limited to those enumerated in this paragraph. The parties agree and acknowledge that, pursuant to the exclusivity of this Agreement, the Company will not directly or through others negotiate a Transaction. The parties agree that the Success Fee (as defined below) is payable regardless of whether Maxim procured or participated in the Transaction.

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

May 20, 2023
Digital Ally, Inc.

The parties further understand and agree that the Advisory Services rendered by Maxim under this Agreement do not include providing a fairness opinion for use in any filing with the Securities and Exchange Commission or in any proxy materials to be sent to the Company’s shareholders.

2. Information. In connection with Maxim’s activities hereunder, the Company will cooperate with Maxim and furnish Maxim upon request with all information regarding the business, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the “Information”) which Maxim deems appropriate and will provide Maxim with access to the Company’s officers, directors, employees, independent accountants and legal counsel. The Company represents and warrants to Maxim that all Information made available to Maxim hereunder will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made. The Company further represents and warrants that any projections and other forward-looking information provided by it to Maxim will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company recognizes and confirms that Maxim: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iii) will not make an appraisal of any assets of the Company. Any advice rendered by Maxim pursuant to this Agreement may not be disclosed publicly without Maxim’s prior written consent. Maxim hereby acknowledges that certain of the Information received by Maxim may be confidential and/or proprietary, including Information with respect to the Company’s technologies, products, business plans, marketing, and other Information which must be maintained by Maxim as confidential. Maxim agrees that it will not disclose such confidential and/or proprietary Information to any parties outside of the parties to this Agreement.

3. Compensation. As consideration for Maxim’s services pursuant to this Agreement, Maxim shall be entitled to receive, and the Company agrees to pay Maxim, the following compensation:

(a)	The Company shall pay to Maxim a non-refundable monthly cash fee of $10,000 per month for the term of this Agreement (the “Retainer”). The Retainer payments are payable on the first day of each month upon execution of this agreement until the termination of the Agreement. The monthly fee payments shall be payable by wire or other immediately available funds. All Retainer payments made by the Company shall be credited against any Success Fee.

(b)	The Company shall pay to Maxim a financial advisory fee equal to three and one-half percent (3.5%) of the Enterprise Value of the combined entity following consummation of a Transaction involving the Company (the “Success Fee”). The Success Fee shall be due and payable by the Company upon the closing of a Transaction during the term of this Agreement or, as applicable, during the Tail Period set forth in Section 3(c). The Success Fee shall be payable in common stock of the post-Transaction combined company (“Common Stock”) to be issued to Maxim’s designee at the same price per share and/or exchange ratio as Common Stock issued as consideration in such Transaction (“Stock Fee”). The shares of Common Stock that comprise the Success Fee will be registered on the same terms as the Common Stock issued in such Transaction. If such Common Stock that comprises the Success Fee cannot be registered in connection with the Transaction for regulatory reasons, Maxim shall be afforded demand and unlimited piggyback registration rights with respect to the Common Stock. Upon registration, the Common Stock shall be unrestricted and freely tradeable, and the Company shall immediately take all necessary steps to ensure that its transfer agent effects immediate delivery of the unrestricted (“clean”) Common Stock to Maxim’s designee; provided that Maxim agrees that, for a period of 6-months from the date of the closing of the Transaction, Maxim shall not sell more than twenty percent (20%) of the daily volume of the Common Stock.

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

May 20, 2023
Digital Ally, Inc.

For the purposes hereof, the term “Enterprise Value” shall mean, with respect to the combined entity, the sum of its fully diluted equity value (inclusive of e.g. shares, options, warrants, convertible securities etc. and preferred equity) and total debt (but in all cases without double counting), less total cash and cash equivalents, and shall also include any earn-out structures, escrow payments, any payments in consideration for any non-compete covenants, future contractual or contingent payments, and all other consideration paid by or to the Company or its shareholders in connection with the Transaction.

(c)	The Company and Maxim acknowledge and agree that, in the course of performing services hereunder, Maxim may communicate with (as the Company’s advisor) or directly or indirectly introduce the Company to third parties who may be interested in providing equity or equity-linked financing, including but not limited to a private placement in the Company or a PIPE investment relating to a reverse merger or SPAC business combination, to the Company (a “Financing”) or in entering into a transaction with the Company, including, without limitation, a merger, reverse merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), business combination, joint venture, strategic alliance or other similar transaction (any such transaction, a “Transaction”). The Company agrees that if during the term of this Agreement, or within twelve (12) months from the effective date of the termination of this Agreement (the “Tail Period”), either the Company or any party to whom the Company was introduced, directly or indirectly, by Maxim, or with whom Maxim communicated on behalf of the Company in connection with its services for the Company enters into a Financing or any Transaction agreement involving the Company, then, if any such Financing or Transaction is consummated, the Company shall pay to Maxim a fee for a Financing in accordance with the Fee Schedule attached hereto as Exhibit B or a fee for a Transaction in accordance with Section 3(b). Such fees shall be payable to Maxim in cash at the closing or closings of the Financing or Transaction to which it relates.

4. Expenses. In addition to payment to Maxim of the compensation set forth in Section 3 hereof, the Company shall promptly upon request from time to time reimburse Maxim for all reasonable expenses (including legal, travel and other out-of-pocket expenses) incurred by Maxim in connection with its engagement hereunder; provided, however, that, with the exception of legal fees and expenses, Maxim shall obtain the written approval from the Company prior to incurring expenses over $5,000.

5. Indemnification. The Company agrees to indemnify Maxim in accordance with the indemnification and other provisions attached to this Agreement as Exhibit A (the “Indemnification Provisions”), which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

6. Future Rights. As additional consideration for its services hereunder and as an inducement to cause Maxim to enter into this Agreement, if at any time during the term of this Agreement or within twelve (12) months from the effective date of the termination of this Agreement, the Company (or any successor to the Company) proposes to effect a public offering of its securities on a U.S. securities exchange, private placement of securities or other Financing, the Company (or any successor to the Company) shall offer to retain Maxim as sole underwriter and sole book running manager or as its sole placement agent in connection with such Financing or other matter, or as exclusive financial advisor for a Transaction (as defined in Section 3(c)), upon such terms as the parties may mutually agree, such terms to be set forth in a separate engagement letter or other agreement between the parties. This right shall not apply if the Company terminates Maxim for “Cause” as that term is defined below. Such offer shall be made in writing in order to be effective. Maxim shall notify the Company within thirty (30) days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If Maxim should decline such retention, the Company shall have no further obligations to Maxim with respect to such Financing, except as specifically provided for herein.

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

May 20, 2023
Digital Ally, Inc.

7. Other Activities. The Company acknowledges that Maxim has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of Maxim contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Maxim or of any member, manager, officer, employee, agent or representative of Maxim, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of Maxim to render services of any kind to any other corporation, firm, individual or association. Maxim may, but shall not be required to, present opportunities to the Company.

8. Term and Termination; Survival of Provisions. Either Maxim or the Company may terminate this Agreement after the date that is six (6) months following execution of this Agreement with thirty (30) days’ written notice to the other party (the Agreement may be earlier terminated only for Cause). In the event of such termination, the Company shall pay and deliver to Maxim: (i) all compensation earned through the date of such termination (“Termination Date”) pursuant to any provision of Section 3 hereof, (ii) all compensation which may be earned by Maxim after the Termination Date pursuant to Section 3 hereof, and (iii) shall reimburse Maxim for all expenses incurred by Maxim in connection with its services hereunder pursuant to Section 4 hereof. All such fees and reimbursements due to Maxim pursuant to the immediately preceding sentence shall be paid to Maxim on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of a Financing or Transaction or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 3 hereof). In the event however, in the course of due diligence performed by Maxim, Maxim deems it necessary to terminate the engagement, Maxim may do so at any time upon immediate written notice. Pursuant to this Agreement, “Cause” shall mean gross negligence, willful misconduct or an uncured material breach of this Agreement by Maxim of which the Company has provided Maxim with reasonable notice and opportunity to cure. Notwithstanding anything expressed or implied herein to the contrary: (i) any other agreement entered into between Maxim and the Company may only be terminated in accordance with the terms thereof, notwithstanding an actual or purported termination of this Agreement, and (ii) the terms and provisions of Sections 3, 4, 5 (including, but not limited to, the Indemnification Provisions attached to this Agreement and incorporated herein by reference), 6, 7, 8, 9, 10, 11, 14, 15, 16, 17 and 18 shall survive the termination of this Agreement.

9. Certain Representations, Warranties and Covenants of the Company; Applicability to Spin-Out Entity; SPAC Transaction. The Company represents and warrants to Maxim that neither the execution of this Agreement nor the closing of any Transaction provided in this Agreement will conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or the lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, or encumbrance upon any property or assets of the Company pursuant to any oral or written agreement, understanding or arrangement to which the Company or its affiliates is a party.

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

May 20, 2023
Digital Ally, Inc.

In addition, the Company represents, warrants and covenants that in connection with any spin-out of a subsidiary as contemplated by this Agreement, the Company shall cause such spin-out entity to assume such rights and obligations set forth in this Agreement as are contemplated to apply to it, including but not limited to compensation, future rights, indemnification obligations and surviving obligations of this Agreement, and the provisions of this Agreement shall apply, mutatis mutandis, to such spin-out entity.

In addition, with respect to any Transaction that is a SPAC business combination (“Business Combination”), the Company represents, warrants and agrees as follows:

(a) The Company agrees that, at the time of the applicable offer, issuance or distribution of any securities by any person in connection with the Business Combination, no registration statement, preliminary or final prospectus, proxy statement, tender offer document or offering memorandum, including, without limitation, any document incorporated by reference into any of the foregoing, or any amendment or supplement to any of the foregoing, or any other marketing document used by the Company, the SPAC, any entity that succeeds the Company or SPAC as a public company in connection with the Business Combination, or any direct or indirect parent or subsidiary of any of them (any such issuer or co-issuer, a “Registrant”), or filed with or furnished to the Securities and Exchange Commission in connection with the Business Combination (each a “Disclosure Document”), in each case relating to such offer, issuance or distribution, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

(b) The Company represents and warrants that any projections or other information provided by any Registrant or contained in any Disclosure Document will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable.

(c) In connection with the Business Combination, the Company will provide to Maxim and its counsel the right and full opportunity to perform due diligence with respect to the Company, the SPAC and the Business Combination, including documentary, management, regulatory, legal and auditor due diligence, and will cooperate and will ensure that the SPAC cooperates with any due diligence performed by Maxim or its counsel in connection with the Business Combination.

(d) The Company will provide to Maxim and its counsel, on a timely basis, all documents and information regarding the Company and the SPAC that Maxim may reasonably request or that are otherwise relevant to Maxim’s performance of its obligations in connection with the Business Combination.

(e) The Company will provide and will cause the SPAC to provide to Maxim and its counsel the right to review, and the opportunity to comment on, drafts of any (i) Disclosure Document and (ii) any contemplated public announcement in connection with the Business Combination (a “Public Announcement”). The Company will provide drafts of each Disclosure Document and each Public Announcement to Maxim and will allow (and will ensure that the SPAC will allow) Maxim and its counsel a reasonable opportunity to participate in drafting sessions related thereto. The Company shall not permit (and will ensure that the SPAC will not permit) the use, publication, circulation or filing of any Disclosure Document or any Public Announcement without the prior consent of Maxim, which consent shall not unreasonably be withheld, delayed or conditioned.

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

May 20, 2023
Digital Ally, Inc.

(f) The Company will make the Company’s management, auditors, consultants and advisors available to Maxim and its counsel, and will cause the SPAC to make the SPAC’s management, auditors, consultants and advisors available to Maxim and its counsel.

(g) In connection with Maxim’s due diligence, the Company will use commercially reasonable efforts to provide Maxim and its counsel with reasonable access to the suppliers and customers of the Company and the SPAC.

(h) In connection with the Business Combination, an unaffiliated representative (“the Fairness Opinion Provider”) shall prepare a report and provide an opinion (the “Fairness Opinion”) concerning the fairness, from a financial point of view, of the Business Combination to the SPAC and its unaffiliated shareholders based upon, among other things, a financial review of the Company and its business and operations, and the Company shall ensure the disclosure is in reasonable detail of the results of that Fairness Opinion in a Disclosure Document and shall provide, as necessary or appropriate, a copy of that Fairness Opinion. The SPAC and the Company shall each provide the Fairness Opinion Provider with all information and access to persons and documents that the Fairness Opinion Provider deems reasonably necessary and appropriate in connection with the preparation of its Fairness Opinion.

(i) The Company will promptly notify Maxim of any change in facts or circumstances or new developments affecting the Company or the SPAC, relating to the Business Combination or that might reasonably be considered material to Maxim’s engagement hereunder. If, at any time prior to the consummation of the Business Combination, an event occurs that would cause any Disclosure Document to include any untrue statement of a material fact or to omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify Maxim of such event, and the Company shall prepare a supplement or amendment to the Disclosure Document which corrects such statements or omissions and shall file such supplemental materials with the Commission and otherwise ensure distribution of such material as Maxim may direct.

(j) The Company will cause, at the effectiveness of the registration statement with respect to the Business Combination and upon the consummation of the Business Combination, Maxim to receive, and Maxim shall be entitled to rely upon, as third-party beneficiaries, such certificates, comfort letters, negative assurance letters and legal opinions from the Company and the SPAC and their respective officers, legal counsel and independent registered public accounting firms as are generally provided to underwriters in connection with underwritten public offerings of securities or that are reasonable and appropriate in connection with the Business Combination. The Company shall cause the definitive agreement governing the Business Combination to contain, as closing conditions to the Business Combination, delivery of such documentation by the SPAC and its officers, counsel and independent registered public accounting firm.

(k) To the extent that Maxim determines, in its sole judgment, that Maxim is required to make any filing with FINRA or otherwise to comply with FINRA rules applicable to distributions of securities in connection with the Business Combination, the Company shall provide and/or shall ensure that the SPAC provides all necessary cooperation to Maxim and shall provide or cause to be provided to Maxim all information that Maxim deems necessary in order to make any such filings and in order to comply with FINRA rules. The Company shall be responsible for the fees and expenses of Maxim in connection with such filings.

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

May 20, 2023
Digital Ally, Inc.

10. Notices. All notices will be in writing and will be effective when delivered in person or sent via U.S. mail or private carrier or via facsimile or via email and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:	Stanton Ross
Chairman and Chief Executive Officer
Digital Ally, Inc.
15612 College Blvd.,
Lenexa, KS, 66219

To Maxim:	James Siegel, Esq.
Maxim Group LLC
300 Park Avenue, 16th Floor
New York, NY 10022
Telephone: (212) 895-3508
Facsimile: (212) 895-3888

Clifford Teller
Maxim Group LLC
300 Park Avenue, 16th Floor
New York, NY 10022

11. Governing Law; Arbitration. This Agreement shall be enforced, governed by and construed in accordance with the laws of New York without regard to principles of conflict of laws. Any controversy between the parties to this Agreement, or arising out of the Agreement, shall be resolved by arbitration before the American Arbitration Association (“AAA”) in New York City. The following arbitration agreement should be read in conjunction with these disclosures:

(a)	ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

(b)	THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL;

(c)	PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDING; AND

(d)	THE ARBITRATORS’ AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDING OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

ARBITRATION AGREEMENT. ANY AND ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN MAXIM AND YOU OR YOUR AGENTS, REPRESENTATIVES, EMPLOYEES, DIRECTORS, OFFICERS OR CONTROL PERSONS, ARISING OUT OF, IN CONNECTION WITH, OR WITH RESPECT TO (a) ANY PROVISIONS OF OR THE VALIDITY OF THIS AGREEMENT OR ANY RELATED AGREEMENTS, (b) THE RELATIONSHIP OF THE PARTIES HERETO, OR (c) ANY CONTROVERSY ARISING OUT OF YOUR BUSINESS SHALL BE CONDUCTED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS COMMERCIAL ARBITRATION RULES. ARBITRATION MUST BE COMMENCED BY SERVICE OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE. IF YOU ARE A PARTY TO SUCH ARBITRATION, TO THE EXTENT PERMITTED BY THE RULES OF THE APPLICABLE ARBITRATION TRIBUNAL, THE ARBITRATION SHALL BE CONDUCTED IN NEW YORK, NEW YORK. THE DECISION AND AWARD OF THE ARBITRATORS(S) SHALL BE CONCLUSIVE AND BINDING UPON ALL PARTIES, AND ANY JUDGMENT UPON ANY AWARD RENDERED MAY BE ENTERED IN THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, OR ANY OTHER COURT HAVING JURISDICTION THEREOF, AND NEITHER PARTY SHALL OPPOSE SUCH ENTRY.

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

May 20, 2023
Digital Ally, Inc.

12. Amendments. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

13. Headings. The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

14. Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither Maxim nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

15. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions. Without limiting the foregoing, the Company acknowledges and agrees that Maxim is not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company’s stockholders or creditors or any other person by virtue of this Agreement or the retention of Maxim hereunder.

16. Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

17. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes.

18. Disclaimers. The Company agrees that any and all decisions, acts, actions, or omissions with respect to the services contemplated by this Agreement and the other matters contemplated herein shall be the sole responsibility of the Company, and that the performance by Maxim of services hereunder will in no way expose Maxim to any liability for any such decisions, acts, actions or omissions of the Company.

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

May 20, 2023
Digital Ally, Inc.

If the terms of our engagement as set forth in this letter are satisfactory to you, please confirm by signing and returning one copy of this letter.

Very truly yours,

MAXIM GROUP LLC

By:	/s/ Eddie Grossman
Eddie Grossman
Managing Director, Investment Banking

By:	/s/ Ritesh M. Veera
Ritesh M. Veera
Co-Head of Investment Banking

By:	/s/ Clifford A. Teller
Clifford A. Teller
Co-President

Agreed to and accepted this 20th day of May, 2023

DIGITAL ALLY, INC.

/s/ Stanton Ross
Stanton Ross
Chairman and Chief Executive Officer

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

May 20, 2023
Digital Ally, Inc.

Exhibit A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless Maxim and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Maxim’s acting for the Company, including, without limitation, any act or omission by Maxim in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Maxim to which these indemnification provisions are attached and form a part (the “Agreement”), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any agency agreement), or the enforcement by Maxim of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Maxim by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Maxim, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of Maxim, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

May 20, 2023
Digital Ally, Inc.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Maxim in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Maxim pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

May 20, 2023
Digital Ally, Inc.

Exhibit B

FEE SCHEDULE

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

For any Financing, the Company shall:

i.	For an issuance of the Company’s (or its successor entity’s) equity, equity-linked or convertible securities, a cash fee payable to Maxim at the closing equal to six percent (6.0%) of the gross proceeds received by the Company at each closing; and

ii.	For an issuance of the Company’s (or its successor entity’s) equity, equity-linked or convertible securities, common stock purchase warrants issuable to Maxim or its designees (the “Warrants”) covering a number of shares of common stock equal to three percent (3.0%) of the total number of securities issued by the Company (or its successor entity) in any Financing. The Warrants will be exercisable at a price equal to the price of the securities issued by the Company in connection with the Financing. The Warrants (i) shall be drafted by the Company’s legal counsel, (ii) shall be subject to a five-year expiration, (iii) shall provide for customary demand and “piggyback” registration rights, and (iv) may be exercised in whole or in part.

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com